EXHIBIT 10.39

SALARY INFORMATION FOR NAMED EXECUTIVE OFFICERS

The table below provides information regarding the current annual salary and 2005 target bonus amount for each “named executive officer” of Exelixis, Inc. (“Exelixis”) as of March 1, 2005. All other compensation arrangements between Exelixis and each of its named executive officers are referenced in the Exhibit Index to this Annual Report on Form 10-K.

Named Executive Officer	Annual Salary	Target Bonus Amount (percentage of annual salary)
George Scangos	$675,000	60%
Jeffrey Latts	$365,729	35%
Michael Morrissey	$359,856	35%
Frank Karbe	$325,500	45%
Pamela Simonton	$301,111	35%